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                                                                     EXHIBIT 4.0


                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                           LOGAN INTERNATIONAL CORP.


         Logan International Corp., a Washington corporation, hereby amends its Articles of Incorporation to create a new class of preferred shares.

         1.      The name of the corporation is Logan International Corp.

         2. The text of the amendment creating the class of preferred shares is:

                                   SECTION 1
                                  ISSUE PRICE

1.1 The issue price for the Preferred Stock, Series B shall be determined by resolution of the board of directors of the Corporation.

                                   SECTION 2
                                   DIVIDENDS

2.1              Payment of Dividends

                 The holders of the Preferred Stock, Series B shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the board of directors out of monies properly applicable to the payment of dividends, fixed cumulative preferential cash dividends at the rate of 5% per share per annum (the "Dividend Payment") on the amount paid-up thereon payable in arrears on December 31 of each year (the "Dividend Payment Date").
Dividends on the Preferred Stock, Series B shall accrue from and including the date of issuance. Cheques of the Corporation or its dividend paying agent payable at par at a chartered bank or trust company shall be issued in respect of such dividends to the holders of the Preferred Stock, Series B entitled thereto. The mailing of such cheques shall satisfy and discharge all liability for the dividends represented thereby, unless the cheques are not paid on due presentation. If on any Dividend Payment Date, the dividends payable on such date are not paid in full on all of the Preferred Stock, Series B then issued and outstanding, the dividends or the unpaid part thereof shall be paid on a subsequent date or dates as determined by the board of directors. The holders of the Preferred Stock, Series B shall not be entitled to any dividends other than or in excess of the cash dividends provided for herein. A dividend which is represented by a cheque which has not been presented for payment within six years after it was issued shall be forfeited to the Corporation.

2.2              Dividend for Other than a Full Year

                 The amount per share of the dividend accrued for any period which is less than a full year with respect to any Preferred Stock, Series B:
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         (a)     which is issued, redeemed or purchased; or

         (b) where the assets of the Corporation are distributed to the holders of Preferred Stock, Series B on the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or on any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, shall be equal to the amount (rounded to the nearest 1/100th of 1 cent) calculated by multiplying the Dividend Payment by a fraction of which the numerator is the number of days during the year that the share has been outstanding (including the date of issuance or the first day of the year as well as the Dividend Payment Date or date of redemption, purchase, or distribution of assets, as applicable) and the denominator is 365.

2.3              Interest Payment

                 The holders of the Preferred Stock, Series B shall be entitled to receive, as provided herein, an amount equivalent to interest at the rate of 8% per annum on the amount of all Dividend Payments not paid on their respective Dividend Payment Dates and which remain outstanding from time to time, which shall be compounded annually on each Dividend Payment Date (the "Interest Amount").

                                   SECTION 3
                            REDEMPTION AND PURCHASE

3.1              General

                 Subject to Section 6, the Preferred Stock, Series B may be redeemed or purchased by the Corporation as provided in this Section, but not otherwise.

3.2              Redemption Rights

         (a) Subject to Section 6, the Corporation may at its option redeem at any time all or from time to time any number of the outstanding Preferred Stock, Series B on payment of the Redemption Price as provided in Section 3.3.

         (b) If less than all of the outstanding Preferred Stock, Series B are to be redeemed, the shares to be redeemed shall be selected by lot, in single shares or in units of 10 shares or less, or pro rata (disregarding fractions) as the board of directors or a committee thereof in its sole discretion shall by resolution determine.

3.3              Redemption Price

                 The price at which any Preferred Stock, Series B is redeemable (the "Redemption Price") shall be the aggregate of all accrued and unpaid dividends up to and including the date fixed for redemption, the amount paid-up thereon, any Interest Amount applicable thereto and a redemption premium of 10% of the amount paid-up thereon.
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3.4              Redemption Procedure

         (a) Notice of redemption (the "Redemption Notice") of the Preferred Stock, Series B shall be given by the Corporation not less than 30 days prior to the date fixed for redemption to each holder of any Preferred Stock, Series B to be redeemed. Accidental failure or omission to give the Redemption Notice to one or more of such holders shall not affect the validity of such redemption. The Redemption Notice shall set out the Redemption Price, the date fixed for redemption, the place of redemption and, in the case of partial redemption, the number of the holder's shares to be redeemed.

         (b) On and after the date fixed for redemption, the Corporation shall pay or cause to be paid the Redemption Price to or to the order of the holders of the Preferred Stock, Series B redeemed on presentation and surrender, at the place of redemption, of the respective certificates representing such shares, and the holders of the Preferred Stock, Series B called for redemption shall cease to be entitled to dividends or to exercise any of the rights of holders in respect thereof, unless payment of the Redemption Price shall not be made in accordance with the foregoing provisions, in which case the rights and privileges of the holders shall remain unimpaired.

         (c) The Corporation shall have the right at any time after mailing the Redemption Notice to deposit the Redemption Price of the shares thereby called for redemption, or such part thereof as at the time of deposit has not been claimed by the shareholders entitled thereto, in a special account with a chartered bank or trust company for the holders of such shares, and upon the deposit being made or upon the date fixed for redemption, whichever is the earlier, the Preferred Stock, Series B in respect of which the deposit shall have been made shall be deemed to be redeemed and the rights of each holder thereof shall be limited to receiving, without interest, his proportionate part of the Redemption Price so deposited upon presentation and surrender of the certificates representing his shares so redeemed.

         (d) If less than all the Preferred Stock, Series B represented by any certificate are redeemed, a new certificate for the balance shall be issued without cost to the holder.

3.5              Purchase

                 Subject to Section 6, the Corporation may purchase at any time all or from time to time any number of the outstanding Preferred Stock, Series
B in the open market (including purchases through or from an investment dealer or firm holding membership on a stock exchange) or pursuant to tenders received by the Corporation upon an invitation for tenders addressed to all holders of the Preferred Stock, Series B, at a price per share not exceeding the Redemption Price plus costs of purchase. If, upon any invitation for tenders, the Corporation receives tenders for
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Preferred Stock, Series B at the same price in an aggregate number greater than the number for which the Corporation is prepared to accept tenders, the shares to be purchased shall be selected from the shares offered at prices as nearly as may be pro rata (to the nearest 10 shares) according to the number of Preferred Stock, Series B offered in each tender, in the manner as the board of directors or a committee thereof in its sole discretion shall by resolution determine.

3.6              Redeemed or Purchased Preferred Stock, Series B

                 Preferred Stock, Series B redeemed or purchased by the Corporation shall remain as authorized but unissued Preferred Stock, Series B and shall be available for issuance as such, unless payment for same is not made by the Corporation in the ordinary course.

                                   SECTION 4
                                 VOTING RIGHTS

4.1              General

                 The holders of the Preferred Stock, Series B shall be entitled to receive notice of and to attend at all meetings of shareholders of the Corporation, other than separate meetings of the holders of another class or series of shares. A holder of any Preferred Stock, Series B shall be entitled to vote at such meetings on the basis of one vote per share.

                                   SECTION 5
                      LIQUIDATION, DISSOLUTION OR WIND-UP

5.1              Priority of Distributions

                 In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, the holders of the Preferred Stock, Series B shall be entitled, before any amounts shall be paid to or any property or assets of the Corporation are distributed among the holders of the Common Stock, or any other share of the Corporation ranking junior to the Preferred Stock, Series B, to receive an amount equal to the amount paid-up thereon, together with all accrued and unpaid dividends thereon, any Interest Amount applicable thereto and a premium of 10% of the amount paid-up thereon. After payment to the holders of the Preferred Stock, Series B of the amounts so payable to them, they shall not be entitled to share in any further distribution of the assets of the Corporation.
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5.2              Ratable Distribution

                 If any accrued and unpaid dividends, amounts payable on the return of capital, any Interest Amount or any premium in respect of the Preferred Stock, Series B are not paid in full, all series of Preferred Stock shall participate ratably in respect of accrued and unpaid dividends, the return of capital, any Interest Amount and the premium.

                                   SECTION 6
                         RESTRICTIONS ON DIVIDENDS AND
                         ISSUE OR RETIREMENT OF SHARES

6.1 The Corporation shall not at any time without, but may at any time with, the approval of the holders of the Preferred Stock, Series B given in accordance with Section 9, authorize or issue any shares, other than additional series of Preferred Stock, ranking prior to or on a parity with the Preferred Stock, Series B as to the payment of dividends or the distribution of the property or assets of the Corporation. Furthermore, so long as any of the Preferred Stock, Series B are outstanding, the Corporation shall not:

         (a) declare, pay or set apart for payment any dividends (other than stock dividends in shares of the Corporation ranking junior to the Preferred Stock, Series B) on any shares of the Corporation ranking junior to the Preferred Stock, Series B;

         (b) call for redemption, redeem, purchase or otherwise retire for value any shares ranking junior to the Preferred Stock, Series B (except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to the Preferred Stock, Series B);

         (c) call for redemption, redeem, purchase or otherwise retire for value less than all of the Preferred Stock, Series B;

         (d) except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking junior to the Preferred Stock, Series B, call for redemption, redeem, purchase or otherwise retire for value (i) any Preferred Stock, other than the Preferred Stock, Series B or (ii) any shares of a class or series ranking on a parity with the Preferred Stock, Series B in respect of the payment of dividends and the distribution of assets in the event of a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs; or

         (e)     create or issue any additional Preferred Stock,

unless, in each such case, any Interest Amount and all accrued and unpaid dividends on the outstanding Preferred Stock, Series B and on all other shares ranking prior to or on a parity with the Preferred Stock, Series B, up to and including all dividends payable on the last preceding Dividend Payment Date, have been declared and paid or set apart for payment.
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                                   SECTION 7
                           NOTICES AND INTERPRETATION

7.1              Notices

         (a) Any notice, cheque, invitation for tenders or other communication from the Corporation provided for herein shall be sufficiently given if delivered or if sent by ordinary first class mail, postage prepaid, to the holders of the Preferred Stock, Series B at their respective addresses appearing on the books of the Corporation or, in the event of the address of any of such holders not so appearing, then at the last address of such holder known to the Corporation. Accidental failure to give any notice, invitation for tenders or other communication to one or more holders of the Preferred Stock, Series B shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication, but upon a failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to the holder or holders.

         (b) If any notice, cheque, invitation for tenders or other communication from the Corporation given to a holder of Preferred Stock, Series B pursuant to Section 7.1(a) is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until he informs the Corporation in writing of his new address.

7.2              Interpretation

         (a) In the event that any day on which any dividend on the Preferred Stock, Series B is payable or on or by which any other action is required to be taken hereunder is not a business day, then such dividend shall be payable or such other action shall be required to be taken on or before the next succeeding day that is a business day. "Business day" means a day other than a Saturday, a Sunday or any other day that is a statutory or civic holiday in the place where the Corporation has its head office.

         (b) All references herein to a holder of Preferred Stock, Series B shall be interpreted as referring to a registered holder of the Preferred Stock, Series B.
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                                   SECTION 8
                                  MODIFICATION

8.1 The provisions set out herein attaching to the Preferred Stock, Series B may be deleted, varied, modified, amended or amplified with the prior approval of the holders of Preferred Stock, Series B given in accordance with Section 9.

                                   SECTION 9
                     APPROVAL OF PREFERRED STOCK, SERIES B

9.1 Any approval required or permitted to be given by the holders of the Preferred Stock, Series B with respect to any and all matters referred to herein shall be deemed to have been sufficiently given by the holders of the Preferred Stock, Series B if given in accordance with the Corporation's governing statute and constating documents.

         3. The amendment was adopted by Board of Directors on June 26, 1996.

         4.      The amendment was duly adopted by the Board of Directors.

         IN WITNESS WHEREOF, the corporation has caused these Articles of Amendment to be executed by the undersigned duly authorized officer.

DATED:     July 9, 1996                    LOGAN INTERNATIONAL CORP.


                                           By: /s/ Jimmy S. H. Lee
                                              ----------------------------
                                              JIMMY S.H. LEE, PRESIDENT